As filed with the Securities and Exchange Commission on April 30, 2020
Registration No. 333-211764

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE
AMENDMENT NO. 1
TO
FORM S-8 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

COCA-COLA EUROPEAN PARTNERS PLC
(Exact name of registrant as specified in its charter)

England and Wales	98-1267571
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Pemberton House, Bakers Road
Uxbridge, UB8 1EZ, United Kingdom
+44 (0)1895 231 313
(Address and telephone number of registrant’s principal executive offices)

Coca-Cola Enterprises UK Employee Share Plan
(Full title of the plan)

The Corporation Trust Company
Corporate Trust Center
1209 Orange St.
Wilmington, DE 19801
(Name and Address of Agent For Service)

(518) 453-2130
(Telephone number, including area code, of agent for service)

Copies to:
John J. Cannon III, Esq.
Shearman & Sterling LLP
599 Lexington Avenue
New York, NY 10022
(212) 848-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

Coca-Cola European Partners plc (the “Registrant”) is filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed by the Registrant on June 1, 2016 (File No. 333-211764) (the “Registration Statement”) to deregister ordinary shares, nominal value €0.01 per share (“Ordinary Shares”), of the Registrant that were registered pursuant to the Coca-Cola Enterprises UK Employee Share Plan (the “UK ESP”). The Registration Statement registered 3,000,000 Ordinary Shares pursuant to the UK ESP.

The Registrant is no longer utilizing the UK ESP. In accordance with the undertakings made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any Ordinary Shares that remain unsold at the termination of the offering, the Registrant hereby removes from registration, by means of this Post-Effective Amendment No. 1 to the Registration Statement, 1,425,000 Ordinary Shares that were unused under the UK ESP and unsold.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Somerset, United Kingdom, on this 30th day of April, 2020.

COCA-COLA EUROPEAN PARTNERS PLC

By:	/s/ Clare Wardle
Clare Wardle
General Counsel and Company Secretary

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

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